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                                                                      EXHIBIT 21

                              SUBSIDIARIES OF EDS

A. T. Kearney A/S, a Denmark corporation
A. T. Kearney AB, a Sweden corporation
A. T. Kearney AG, a Switzerland corporation
A. T. Kearney AS, a Norway corporation
A. T. Kearney Bermuda Ltd., a Bermuda corporation
A. T. Kearney de Venezuela, C.A., a Venezuela corporation
A. T. Kearney GmbH, a Germany corporation
A. T. Kearney HE, a Norway corporation
A. T. Kearney International, AS, a Norway corporation
A. T. Kearney International, Inc., a Delaware corporation
A. T. Kearney Ltda., a Brazil corporation
A. T. Kearney, Inc., a Delaware corporation
A. T. Kearney, Limited, an England corporation
A. T. Kearney, Ltd., an Ontario corporation
A. T. Kearney, Oy., a Finland corporation
A. T. Kearney, S.A., a Spain corporation
A. T. Kearney, SpA, an Italy corporation
American Network Leasing Corporation, a Nevada corporation
  (does business under assumed/fictitious names of American Network Leasing Corporation of Nevada, ANLC Corporation, Legacy Recovery Group and Premier Collection Services)
Appex, Inc., a Delaware corporation
CGT Compania General de Telecomunicaciones S.A., a Spain corporation
China Management Systems Corporation, a Republic of Taiwan (China) corporation Database Tecnologie S.p.A., an Italy corporation
Deep Star, Inc., a California corporation
Desarrollo y Servicios de Informatica y Communiciones, S.A. de C.V. (DESIC), a Mexico corporation
E.D.S. de Mexico, Sociedad Anonima de Capital Variable, a Mexico corporation E.D.S. International Corporation, a Texas corporation
E.D.S. International Limited, an England corporation
E.D.S. of Canada, Ltd., an Ontario corporation
E.D.S. Service, Ltd., a Japan corporation
E.D.S. World Corporation (Far East), a Nevada corporation
E.D.S. World Corporation (Netherlands), a Texas corporation
Edley S.A., a Uruguay corporation
EDS (Australia) Pty Limited, an Australia corporation
EDS (Electronic Data Systems) Limited, an England corporation
EDS (Europe) S.A., a Switzerland corporation
EDS (New Zealand) Holdings Limited, a New Zealand corporation
EDS (New Zealand) Limited Staff Superannuation Fund, a New Zealand corporation EDS (Schweiz) AG, a Switzerland corporation
EDS Acquisition Corporation #4, a Delaware corporation
EDS Antares, Inc., a Nevada corporation
EDS Beteiligungsverwaltungsgesellschaft Duisburg mbH, a Germany corporation EDS Defence Limited, an England corporation
EDS Defence N.V./S.A., a Belgium corporation
EDS Electronic Data System Luxembourg S.A., a Luxembourg corporation
EDS Electronic Data Systems (City) Limited, an England corporation
EDS Electronic Data Systems (Deutschland) GmbH, a Germany corporation

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EDS Electronic Data Systems (Hong Kong) Limited, a Hong Kong corporation
EDS Electronic Data Systems (Philippines), Inc., a Philippines corporation EDS Electronic Data Systems del Peru S.A., a Peru corporation
EDS Electronic Data Systems Italia S.p.A., an Italy corporation
EDS Electronic Data Systems Italia Software S.p.A., an Italy corporation
EDS Electronic Financial Services, Inc., a Delaware corporation
EDS Elektronikus Adatrendszer Kft, a Hungary corporation
EDS Europe, an England corporation
EDS Eurosept S.A.S., a France corporation
EDS Export Corporation, a St. Croix corporation
EDS Finance plc, an England corporation
EDS Financial Services Company (Ireland) Limited, an Ireland corporation
EDS Fleet Services, Inc., a Texas corporation
EDS Forsvars Services AB, a Sweden corporation
EDS Holding GmbH, a Germany corporation
EDS Industrie A.G., a Switzerland corporation
EDS Industrie Software GmbH, a Germany corporation
EDS Information Management AG, a Switzerland corporation
EDS Informationstechnologie & Service GmbH, a Germany corporation
EDS Informatique S.A., a Switzerland corporation
EDS International (France) S.A.S., a France corporation
EDS International (Singapore) Pte. Limited, a Singapore corporation
EDS Kaufmannische Dienste und Informatik GmbH, a Germany corporation
EDS New Zealand Limited, a New Zealand corporation
EDS Personal Communications Corporation, a Delaware corporation
EDS Technical Products Corporation, a Delaware corporation
EDS Vermogensverwaltungs-GmbH, a Germany corporation
EDS VLT Holdings, Inc., a Nevada corporation
EDS-Electronic Data Systems de Portugal Lda, a Portugal corporation EDS-Electronic Data Systems do Brasil Ltda, a Brazil corporation
EDS-Padcom Clinical Research Beteiligungs GmbH, a Germany corporation EDS-Scicon N.V., a Belgium corporation
EDS-Scicon, US Software Products Group Incorporated, a Delaware corporation
  (does business under assumed/fictitious name of Ssytems Designers Software
  Inc.)
EDSCICON (Malaysia) Sdn. Bhd., a Malaysia corporation
Electronic Data Systems (EDS) A/S, a Norway corporation
Electronic Data Systems (EDS) de Argentina S.A., an Argentina corporation Electronic Data Systems (EDS) Gesellschaft mbH, an Austria corporation Electronic Data Systems (EDS) International B.V., a Netherlands corporation Electronic Data Systems (EDS) Israel, Ltd., an Israel corporation
Electronic Data Systems (EDS) Sweden AB, a Sweden corporation
Electronic Data Systems (Ireland) Limited, an Ireland corporation
Electronic Data Systems Belgium N.V., a Belgium corporation
Electronic Data Systems Chile, S.A., a Chile corporation
Electronic Data Systems Colombia, S.A., a Colombia corporation
Electronic Data Systems Danmark A/S, a Denmark corporation
Electronic Data Systems de Venezuela "EDS" C.A., a Venezuela corporation Electronic Data Systems Espana S.A., a Spain corporation
Electronic Data Systems IT Services (M) Sdn. Bhd., a Malaysia corporation Electronic Data Systems Limited, an England corporation
Electronic Data Systems Madrid, a Spain corporation
Electronic Data Systems, Ltd., a Japan corporation

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Eurexcel Associes S.A., a France corporation
Federal Computer Services Corporation, a Delaware corporation
GCS Limited, a New Zealand corporation
ICR Internationale Consulting und Rechenzentrum GmbH, a Germany corporation IGR Ingeneria y Gestion de Redes S.A., a Spain corporation
Industrie Daten IDee GmbH, a Germany corporation
Informatica Centrum Infrastructuur en Milieu B.V.(ICIM), a Netherlands corporation
Information Interchange Limited, a New Zealand corporation
Informatique Proget S.A., a Belgium corporation
Istiservice, an Italy corporation
Japan Systems Company Limited, a Japan corporation
K.K. C-2 World, a Japan corporation
K.K. Theta Tech, a Japan corporation
K.K. Tokai Atene Computer, a Japan corporation
Keisai Asociados, C.A., a Venezuela corporation
Keisai Panama, S.A., a Panama corporation
Lenguajes y Servicios Informaticos, S.A. (LEINSA), a Spain corporation LG-EDS Systems, Inc., a Korea corporation
LINC Computer, Inc., a Japan corporation
M&DR Consultans Marketing and Data Research S.r.l., an Italy corporation M&SD Network Services, Inc., a Delaware corporation
Management Computer Equipment S.A., a Belgium corporation
National Heritage Insurance Company, a Texas corporation
Nova Domus S.r.l., an Italy corporation
OAN Services, Inc., a Texas corporation
  (does business under assumed/fictitious name of EDS OAN Services, Inc.) Padcom Clinical Research GmbH, a Germany corporation
Pecos Holdings Corporation, a Delaware corporation
Power Investment Corporation, a Nevada corporation
  (does business under assumed/fictitious name of Power Cogeneration of Nevada)
PremiTech Corporation, a Texas corporation
Proget France S.A., a France corporation
Progical S.A., a France corporation
SD-Scicon Ltd, an England corporation
SD-Scicon Pte Limited, a Singapore corporation
Servicios Mexicanos E.D.S., S.A. de C.V., a Mexico corporation
Sociedad Anonima de Teleinformatica para Cajas de Ahorros (SATEICA), a Spain corporation
Subarban Limited-Liability Company, a Nevada corporation
Telecommunications International, Inc., a California corporation
  (does business under assumed/fictitious name of TIC)
Trade Management Services, Inc., a Nevada corporation
UMW-EDS Technologies Sdn. Bhd., a Malaysia corporation
Varitel, Inc., a California corporation
Ward FSC, Ltd, a Bermuda corporation

Electronic Data Systems Corporation transacts business in various jurisdictions under the following assumed/fictitious names for specific purposes: BEI Golembe, Encore Auto Financing, Inc., Energy Management Associates, Maryland Health Information Network and Premier Results.

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